EXHIBIT 4.1

                      Summary Plan Description of the Plan

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                             FIRST CARNEGIE DEPOSIT
                         SALARY DEFERRAL PLAN AND TRUST

                            SUMMARY PLAN DESCRIPTION




February 1999

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                                TABLE OF CONTENTS


                                        I
                            INTRODUCTION TO YOUR PLAN



                                       II
                       GENERAL INFORMATION ABOUT YOUR PLAN

1.   General Plan Information.........................................   2
2.   Employer Information.............................................   2
3.   Plan Administrator Information...................................   2
4.   Plan Trustee Information.........................................   3
5.   Service of Legal Process.........................................   3

                                       III
                           PARTICIPATION IN YOUR PLAN

1.   Eligibility Requirement..........................................   3
2.   Participation Requirements.......................................   4
3.   Excluded Persons.................................................   4

                                       IV
                           CONTRIBUTIONS TO YOUR PLAN

1.   Employer Contributions to the Plan...............................   4
2.   Participant Salary Reduction Election............................   4
3.   Voluntary Contributions..........................................   6
4.   Your Share of Employer Contributions.............................   6
5.   Compensation.....................................................   7
6.   Transfers From Qualified Plans (Rollovers).......................   8
7.   Directed Investments.............................................   8

                                        V
                            BENEFITS UNDER YOUR PLAN

1.   Distribution of Benefits Upon Normal Retirement..................   8
2.   Distribution of Benefits Upon Late Retirement....................   8
3.   Distribution of Benefits Upon Death..............................   9
4.   Distribution of Benefits Upon Disability.........................  10
5.   Distribution of Benefits Upon Termination of Employment..........  10
6.   In-Service Distributions.........................................  10
7.   Vesting in Your Plan.............................................  11
8.   Benefit Payment Options..........................................  11


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9.   Hardship Distribution of Benefits................................  11
10.  Treatment of Distributions From Your Plan........................  13
11.  Domestic Relations Order.........................................  14
12.  Pension Benefit Guaranty Corporation.............................  14

                                       VI
                              YEAR OF SERVICE RULES

1.   Year of Service and Hour of Service..............................  14
2.   1-Year Break in Service..........................................  15

                                       VII
                          YOUR PLAN'S "TOP HEAVY RULES"

1.   Explanation of "Top Heavy Rules".................................  15

                                      VIII
                                      LOANS

1.   Loan Requirements...............................................   16

                                       IX
                    CLAIMS BY PARTICIPANTS AND BENEFICIARIES

1.   The Claims Review Procedure......................................  18

                                        X
                            STATEMENT OF ERISA RIGHTS

1.   Explanation of Your ERISA Rights.................................  19

                                       XI
                     AMENDMENT AND TERMINATION OF YOUR PLAN

1.   Amendment........................................................  21
2.   Termination......................................................  21

                                       XII
                                   OTHER ITEMS

1.   No Guarantees of Employment......................................  21
2.   Appendix
         a.     Notice of Tax Treatment Plan Distribution         Appendix-1
         b.     Beneficiary Form                                  Appendix-2
         c.     Application for Disbursement                      Appendix-3


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                             FIRST CARNEGIE DEPOSIT
                         SALARY DEFERRAL PLAN AND TRUST

                            SUMMARY PLAN DESCRIPTION

                                        I
                            INTRODUCTION TO YOUR PLAN

         First Carnegie Deposit has amended your Profit Sharing Plan as of January 1, 1989. First Carnegie Deposit continues to recognize the efforts you have made to its success. This amended Profit Sharing Plan is for the exclusive benefit of eligible employees and their beneficiaries.

         Your Plan is a "salary reduction plan." It is also called a "401(k) plan." Under this type of plan, you may choose to reduce your compensation and have these amounts contributed to this Plan on your behalf.

         The purpose of this Plan is to reward eligible employees for long and loyal service by providing them with retirement benefits.

         Between now and your retirement, your Employer intends to make contributions for you and other eligible employees. When you retire, you will be eligible to receive the value of the amounts which have accumulated in your account.

         Your Employer has the right to submit this Plan to the Internal Revenue Service for approval. The Internal Revenue Service will issue a "determination letter" to your Employer approving this Plan as a "qualified" retirement plan, if this Plan meets specific legal requirements.

         This Summary Plan Description is a brief description of your Plan and your rights, obligations, and benefits under that Plan. Some of the statements made in this Summary Plan Description are dependent upon this Plan being "qualified" under the provisions of the Internal Revenue Code. This Summary Plan Description is not meant to interpret, extend, or change the provisions of your Plan in any way. The provisions of your Plan may only be determined accurately by reading the actual Plan document.

         A copy of your Plan is on file at your Employer's office and may be read by you, your beneficiaries, or your legal representatives at any reasonable time. If you have any questions regarding either your Plan or this Summary Plan Description, you should ask your Plan's Administrator. In the event of any discrepancy between this Summary Plan Description and the actual provisions of the Plan, the Plan will govern.

                                       II
                       GENERAL INFORMATION ABOUT YOUR PLAN

         There is certain general information which you may need to know about your Plan. This information has been summarized for you in this section.


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1.       General Plan Information

         First Carnegie Deposit Salary Deferral Plan and Trust is the name of your Plan.

         Your Employer has assigned Plan Number 002 to your Plan.

         The amended and restated provisions of your Plan became effective on January 1, 1989.

         Your Plan's records are maintained on a twelve-month period of time. This is known as the Plan Year. The Plan Year begins on January lst and ends on December 31st.

         Certain valuations and distributions are made on the Anniversary Date of your Plan. This date is December 31st.

         The contributions made to your Plan will be held and invested by the Trustee of your Plan.

         Your Plan will be governed by the laws of the Commonwealth of Pennsylvania.

2.       Employer Information

         Your Employer's name, address and identification number are:

                 First Carnegie Deposit
                 242 East Main Street
                 Carnegie, Pennsylvania  15106-0664
                 25-0393335

         Your Plan allows other employers to adopt its provisions. You or your beneficiaries may examine or obtain a complete list of employers, if any, who have adopted your Plan by making a written request to the Administrator.

3.       Plan Administrator Information

         The name, address and business telephone number of your Plan's Administrator are:

                 Walter G. Kelly
                 First Carnegie Deposit
                 242 East Main Street
                 Carnegie, Pennsylvania  15106-0664
                 (412) 276-2424

         Your  Plan's  Administrator  keeps  the  records  for the  Plan  and is
responsible  for  the   administration   of  the  Plan.  The  Administrator  has
discretionary authority to construe the terms

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of the  Plan  and  make  determinations  on  questions  which  may  affect  your eligibility for benefits. Your Plan's Administrator will also answer any questions you may have about your Plan.

4.       Plan Trustee Information

         The names of your Plan's Trustee is:

                   Walter G. Kelly

         The principal place of business of your Plan's Trustee is:

                   First Carnegie Deposit
                   242 East Main Street
                   Carnegie, Pennsylvania 15106-0664

         Your Plan's Trustee has been designated to hold and invest Plan assets for the benefit of you and other Plan participants. The trust fund established by the Plan's Trustee will be the funding medium used for the accumulation of assets from which benefits will be distributed.

5.       Service of Legal Process

         The name and address of your Plan's agent for service of legal process are:

                   First Carnegie Deposit
                   242 East Main Street
                   Carnegie, Pennsylvania  15106-0664

         Service of legal process may also be made upon the Trustee or Administrator.


                                       III
                           PARTICIPATION IN YOUR PLAN

         Before you become a member or a "participant" in the Plan, there are certain eligibility and participation rules which you must meet. These rules are explained in this section.

1.       Eligibility Requirement

         You will be eligible to participate in the Plan if you have completed one (1) Year of Service.

         You should review the Article in this Summary entitled "YEAR OF SERVICE RULES" for a further explanation of this eligibility requirement.


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2.       Participation Requirements

         Once you have satisfied your Plan's eligibility requirement, your next step will be to actually become a member or a "participant" in the Plan. You will become a participant on a specified day of the Plan Year. This day is called the Effective Date of Participation.

         You will become a participant on the first day of the calendar quarter coinciding with or next following the date you satisfy your Plan's eligibility requirements.

3.       Excluded Persons

         There are certain persons who will not be eligible to participate in your Plan. Those persons are:

         independent contractors, non-employee directors of the Bank, and certain leased employees.

                                       IV
                           CONTRIBUTIONS TO YOUR PLAN

1.       Employer Contributions to the Plan

         Each year, your Employer will contribute to your Plan the following amounts:

         (a) The total amount of the salary reduction you elected to defer. (See the Section in this Article entitled "Participant Salary Reduction Election.")

         (b) A discretionary matching contribution equal to a percentage of the amount of the salary reduction you elected to defer, which percentage will be determined each year by the Employer.

         You will share in this matching contribution if you complete a Year of Service and regardless of whether you are employed on the last day of each Plan Year.

         (c) A discretionary amount determined each year by your Employer.

         You must complete a Year of Service to share in this contribution.

2.       Participant Salary Reduction Election

         As a participant, you may elect to defer up to 15% of your compensation each year instead of receiving that amount in cash. However, your total deferrals in any taxable year may not exceed a dollar limit which is set by law. The limit for 1999 is $10,000. This limit will be increased in future years for cost of living changes.

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         The  amount  you  elect  to defer  will be  deducted  from  your pay in accordance with a procedure established by your Employer and Administrator. The procedure will require that you enter into a written salary reduction agreement after you satisfy the Plan's eligibility requirements. You may change (increase or decrease) your elective deferral contributions to the Plan effective as of the first day of the first payroll period coincident with or next following the January 1, April 1, July 1, or October 1 of each Plan year by submitting a form to the Plan Administrator at least two weeks prior to the first day of such payroll period.

         You may stop making elective deferral contributions as of the first day of any payroll period by submitting a form to the Plan Administrator at least two weeks prior to the first day of such payroll period. If, however, you elect to stop making elective deferral contributions, you may not elect to restart elective deferral contributions until the first day of the first payroll period coincident with or next following January 1, April 1, July 1, or October 1 by submitting a form to the Plan Administrator at least two weeks prior to the first day of such payroll period.

         The amount you elect to defer, and any earnings on that amount, will not be subject to income tax until it is actually distributed to you. This money will, however, be subject to Social Security taxes at all times.

         You should also be aware that the annual dollar limit is an aggregate limit which applies to all deferrals you may make under this plan or other cash or deferred arrangements (including tax-sheltered 403(b) annuity contracts, simplified employee pensions or other 401(k) plans in which you may be participating). Generally, if your total deferrals under all cash or deferred arrangements for a calendar year exceed the annual dollar limit, the excess must be included in your income for the year. For this reason, it is desirable to request in writing that these excess deferrals be returned to you. If you fail to request such a return, you may be taxed a second time when the excess deferral is ultimately distributed from the Plan.

         You must decide which plan or arrangement you would like to have return the excess. If you decide that the excess should be distributed from this Plan, you should communicate this in writing to the Administrator no later than the March 1st following the close of the calendar year in which such excess deferrals were made. If the entire dollar limit is exceeded in this Plan or any other plan maintained by the Employer, you will be deemed to have notified the Administrator of the excess. The Administrator will then return the excess deferral and any earnings to you by April 15th.

         In the event you receive a hardship distribution from your deferrals to this Plan or any other plan maintained by your Employer, you will not be allowed to make additional salary reductions for a period of twelve (12) months after you receive the distribution. Furthermore, the dollar limitation set by law with respect to your taxable year following the year in which you received the distribution, will be reduced by your salary reductions, if any, for the taxable year of the distribution.


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         You will always be 100% vested in the amount you  deferred.  This means that you will always be entitled to all of the deferred amount. This money will, however, be affected by any investment gains or losses. If the Trustee invested this money and there was a gain, the balance in your account would increase. Of course, if there was a loss, the balance in your account would decrease. Your interest in this account cannot be forfeited for any reason.

         Distributions from your deferred account are not permitted before age 59 1/2 EXCEPT in the event of:

         (a)  death;

         (b)  disability;

         (c)  termination of employment; or

         (d) reasons of proven financial hardship (See the Section in the Article entitled "Hardship Distribution of Benefits").

         In addition, if you are a highly compensated employee (generally owners, officers or individuals receiving wages in excess of certain amounts established by law), a distribution from your deferred account of certain excess contributions may be required to comply with the law.
The Administrator will notify you when a distribution is required.

3.       Voluntary Contributions

         You may, at the discretion of the Plan Administrator, make voluntary after-tax contributions to the Plan. There are certain limitations, which may change from year to year, on the amount you may contribute. If these limitations are exceeded, any excess contributions will be returned to you. Please contact the Plan Administrator if you need additional information.

4.       Your Share of Employer Contributions

         Your Employer will allocate the amount you elect to defer to an account maintained by the Trustee on your behalf.

         If you are eligible, your Employer will also allocate the matching contribution made to the Plan on your behalf. (See the Section in this Article entitled "Employer Contributions to the Plan.")

         Your Employer's discretionary contribution will be "allocated" or divided among participants eligible to share in the contribution for the Plan Year. Your share of the contribution will depend upon how much compensation you received during the year and the compensation received by other eligible participants.


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         Your share of your Employer's discretionary  contribution is determined by the following fraction:

                                                          Your Compensation
                  Employer's                  X       --------------------------
         Discretionary Contribution                   Total Compensation of All
                                                      Participants Eligible to
                                                                  Share


         For example: Suppose the Employer's discretionary contribution for the Plan Year is $20,000. Employee A's compensation for the Plan Year is $25,000. The total compensation of all participants eligible to share, including Employee A, is $250,000. Employee A's share will be:

                                          $25,000
                         $20,000 X                 or $2,000
                                   ---------------
                                          $250,000


         In addition to the Employer's contributions made to your account, your account will be credited annually with a share of the investment earnings or losses of the trust fund.

         You should also be aware that the law imposes certain limits on how much money may be allocated to your account for a year. These limits are extremely complex but generally no more than the lesser of $30,000 or 25% of your compensation may be allocated to you (excluding earnings or losses) in any year. The Administrator will inform you if these limits have affected you.

5.       Compensation

         For the purposes of your Plan, compensation has a special meaning. Compensation is defined as your total compensation during a Plan Year that is subject to income tax and is reflected on your W-2 Form. Your compensation for Plan purposes does not include reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation, welfare benefits, commissions, or compensation earned while not a participant in the Plan.

         Your compensation will be recognized for benefit purposes from your date of entry into the Plan.

         The Plan, by law, cannot recognize compensation in excess of $160,000. This amount will be adjusted in future years for cost of living increases. If you may be affected by this rule,

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ask your  Administrator  for  further  details.  For any short  Plan  Year,  the adjusted $160,000 limit will be prorated based upon the number of full months in the short Plan Year.

6.       Transfers From Qualified Plans (Rollovers)

         At the discretion of the Administrator, you may be permitted to deposit into your Plan distributions you have received from other plans. Such a deposit is called a "rollover" and may result in tax savings to you. You should consult qualified counsel to determine if a rollover is in your best interest.

         Your  rollover  will  be  placed  in  a  separate   account   called  a
"participant's rollover account." The Administrator may establish rules for investment.

         You will always be 100% vested in your "rollover account." This means that you will always be entitled to all of your rollover contributions. Rollover contributions will be affected by any investment gains or losses. If the Trustee invested this money and there was a gain, the balance in your account would increase. Of course, if there were a loss from an investment, the balance in your account would decrease.

7.       Directed Investments

         The Administrator may establish rules for investment of your account balance. If the Administrator approves, you may direct the Trustee as to the investment of your account balance.

                                        V

                            BENEFITS UNDER YOUR PLAN

1.       Distribution of Benefits Upon Normal Retirement

         Your Normal Retirement Date is the date you reach you 65th birthday.

         At your Normal Retirement Date, you will be entitled to 100% of your account balance. Payment of your benefits will, at your election, begin as soon as practicable after the close of the Plan Year following your actual retirement but not prior to your Normal Retirement Date.

2.       Distribution of Benefits Upon Late Retirement

         Your Late Retirement Date is the Anniversary Date coinciding with or next following your actual retirement date after reaching your Normal Retirement Date, but no later than April 1 of the calendar year following the calendar year in which you attain age 70 1/2. For Plan Years beginning after December 31, 1996, such Late Retirement Date shall be the later of attainment of age 70 1/2 or the actual date of retirement and termination of employment. This later provision, however, shall not apply to owners of 5% or more of the common stock of Skibo Financial Corp.

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         Actual  benefit  payments will begin as soon as  practicable  after the close of the Plan Year following the Late Retirement Date.

3.       Distribution of Benefits Upon Death

         Your beneficiary will be entitled to 100% of your account balance upon your death.

         If you are married at the time of your death, your spouse will be the beneficiary of the death benefit, unless you otherwise elect in writing on a form to be furnished to you by the Administrator. IF YOU WISH TO DESIGNATE A BENEFICIARY OTHER THAN YOUR SPOUSE, HOWEVER, YOUR SPOUSE MUST IRREVOCABLY CONSENT TO WAIVE ANY RIGHT TO THE DEATH BENEFIT. YOUR SPOUSE'S CONSENT MUST BE IN WRITING, BE WITNESSED BY A NOTARY OR A PLAN REPRESENTATIVE AND ACKNOWLEDGE THE SPECIFIC NONSPOUSE BENEFICIARY.

         If, however,

         (a) your spouse has validly waived any right to the death benefit in the manner outlined above,

         (b)      your spouse cannot be located; or

         (c)      you are not married at the time of your death,

then your death benefit will be paid to the beneficiary of your own choosing in installments or as a single lump sum, as you or your beneficiary may elect. You may designate the beneficiary on a form to be supplied to you by the Administrator. If you change your designation, your spouse must again consent to the change.

         If your account balance exceeds $5,000, and if payments had not commenced prior to your death, your account balance will be distributed to your designated beneficiary, as he or she elects in writing, but in no event later than December 31 of the fifth (5th) calendar year after your death. However, if your surviving spouse is entitled to one hundred percent (100%) of your account balance, your surviving spouse may elect in writing to receive the account balance at any time, except that in no event may it be paid later than the date you would have attained age seventy and one-half (70 1/2) if you had lived.

         If your account balance is less that $5,000, the Plan Administrator shall make immediate distribution of your account balance without any written election.

         Since your spouse has certain rights in the death benefit, you should immediately report any change in your marital status to the Administrator.


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

4.       Distribution of Benefits Upon Disability

         Under your Plan, disability is defined as a physical or mental illness or injury which occurs while in the employ of the Employer and which condition must constitute a total disability under the federal Social Security Acts.

         If you become disabled while a participant, you will be entitled to 100% of your account balance. Payment of your disability benefits will be made to you as if you had retired. (See the Section in this Article entitled "Benefit Payment Options.")

5.       Distribution of Benefits Upon Termination of Employment

         Your Plan is designed to encourage you to stay with your Employer until retirement. Payment of your account balance under your Plan is only available upon your death, disability, retirement or attainment of age 59 1/2.

         If you so elect, the Administrator will direct the Trustee to distribute your account balance to you before the date it would normally be distributed (upon your death, disability retirement or attainment of age 59 1/2). If your account balance under the Plan at the time of any prior distribution exceeded $5,000 or currently exceeds $5,000, you (and your spouse, if you are married) must give written consent before the distribution may be made. Amounts of $5,000 or less will be distributed without the need for consent. (See the Section in this Article entitled "Benefit Payment Options" for a further explanation of how benefits are paid from the Plan.)

6.       In-Service Distributions

         You may elect to receive an in-service distribution of your entire account balance if you are age 59 1/2 or older and have been eligible to participate in the Plan for at least five (5) years.

         If you are age 59 1/2 or older but have been eligible for the Plan for less than five (5) consecutive years of participation, the maximum amount that may be withdrawn is your account balance less any employer contributions allocated to your account that have been invested in the Plan for less than twenty-four (24) consecutive months.

         If you have not attained age 59 1/2 and have been less than five (5) consecutive years of participation, the maximum amount which you can withdraw is the lesser of (i) the amount approved for hardship (see Question 9 below) or
(ii) your entire account balance less employer contributions allocated to your account that have been invested in the Plan for less than twenty-four (24) consecutive months. After you have five (5) consecutive years of participation in the Plan, the maximum amount which you can withdraw is the amount approved for hardship.

         Any such distribution will reduce the value of the benefits you will receive at normal retirement. Please see the Plan Administrator if you need more information.

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


7.       Vesting in Your Plan

         Your "vested percentage" in your account is always 100%.

         Your vested benefit will normally be distributed to you or your beneficiary upon your death, disability or retirement.

8.       Benefit Payment Options

         You may receive your benefits under the Plan in either a cash lump sum payment or in substantially equal installments not less than frequently than annually over a period not exceeding your life expectancy or your life expectancy and any individual you designate as your Beneficiary; provided that, if such designated Beneficiary is not your spouse and is more than ten (10) years younger than you, the installments shall be paid over a period not exceeding the joint life expectancy of you and a Beneficiary ten (10) years younger than you.

         Regardless of the form of payment you receive, its value to you will be the same value as each alternative form of payment.

         GENERALLY, WHENEVER A DISTRIBUTION IS TO BE MADE TO YOU ON OR AS OF AN ANNIVERSARY DATE, IT MAY BE MADE ON SUCH DATE OR AS SOON THEREAFTER AS IS PRACTICABLE. HOWEVER, UNLESS YOU ELECT IN WRITING TO DEFER THE RECEIPT OF BENEFITS, NO DISTRIBUTION MAY BEGIN LATER THAN THE 60TH DAY AFTER THE CLOSE OF THE PLAN YEAR IN WHICH THE LATEST OF THE FOLLOWING EVENTS OCCURS:

         (a)   the date on which you reach your Normal Retirement Age;

         (b) the 5th anniversary of the year in which you became a participant in the Plan;

         (c)   the date you terminated employment with your Employer.

         Regardless of whether you elect to delay the receipt of benefits, there are other rules which generally require minimum payments to begin no later than the (i) attainment of age 70 1/2 or (ii) the actual date of retirement and termination of employment. However, owners of 5% or more of the common stock of Skibo Financial Corp. must begin receiving distributions by April 1 of the calendar year following the calendar year in which age 70 1/2 is attained. You should see the Administrator if you feel you may be affected by this rule.

9.       Hardship Distribution of Benefits

         The Administrator may direct the Trustee to distribute up to 100% of your account

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


balance attributable to your salary reduction election in the event of immediate and heavy financial need. This hardship distribution is not in addition to your other benefits and will therefore reduce the value of the benefits you will receive at normal retirement.

         Withdrawal will be authorized only if the distribution is to be used for one of the following purposes:

         (a) The payment of expenses for medical care (described in Section 213(d) of the Internal Revenue Code) previously incurred by you or your dependent or necessary for you or your dependent to obtain medical care;

         (b) The costs directly related to the purchase of your principal residence (excluding mortgage payments);

         (c) The payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for yourself, your spouse or dependent;

         (d) The payment necessary to prevent your eviction from your principal residence or foreclosure on the mortgage of your principal residence;

         (e) funeral expenses for a member of your family.


         A distribution will be made from your account, but only if you certify and agree that all of the following conditions are satisfied:

         (a) The distribution is not in excess of the amount of your immediate and heavy financial need. The amount of your immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

         (b)  You  have   obtained  all   distributions,   other  than  hardship
         distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by your Employer;

         (c) That your elective contributions and employee contributions will be suspended for at least twelve (12) months after your receipt of the hardship distribution; and

         (d) That you will not make elective contributions for your taxable year immediately following the taxable year of the hardship distribution, except to the extent permitted by the Plan.

         In addition to these rules, there are restrictions placed on hardship distributions which are made from certain accounts. These accounts are generally the accounts which receive your salary reduction contributions. Any hardship distribution from these accounts will be limited, as of the date of distribution, to the balance of your elective deferrals on such date, reduced by the amount of any previous distributions made to you from these accounts. Ask your Administrator if you need further details.

         If you are married, your spouse must consent in writing to the hardship withdrawal.

10.      Treatment of Distributions From Your Plan

         Whenever you receive a distribution from your Plan, it will normally be subject to income taxes. You may, however, reduce, or defer entirely, the tax due on your distribution through use of one of the following methods:

         (a) The rollover of all or a portion of the distribution to an Individual Retirement Account (IRA) or another qualified employer plan. This will result in no tax being due until you begin withdrawing funds from the IRA or other qualified employer plan. The rollover of the distribution, however, MUST be made within strict time frames (normally, within 60 days after you receive your distribution). Under certain circumstances all or a portion of a distribution may not qualify for this rollover treatment. In addition, most distributions will be subject to mandatory federal income tax withholding at a rate of 20%. This will reduce the amount you actually receive. For this reason, if you wish to rollover all or a portion of your distribution amount, the direct transfer option described in paragraph (b) below would be the better choice.

         (b) You may request for most distributions that a direct transfer of all or a portion of your distribution amount be made to either an Individual Retirement Account (IRA) or another qualified employer plan willing to accept the transfer. A direct transfer will result in no tax being due until you withdraw funds from the IRA or other qualified employer plan. Like the rollover, under certain circumstances all or a portion of the amount to be distributed may not qualify for this direct transfer. If you elect to actually receive the distribution rather than request a direct transfer, then in most cases 20% of the distribution amount will be withheld for federal income tax purposes. If you decide to directly transfer all or a portion of your distribution amount, you (and your spouse, if you are married) must first waive the annuity form of payment. (See the Section in this Article entitled "Benefit Payment Options" for a further explanation of this waiver requirement.)

         (c) The election of favorable income tax treatment under "10-year forward averaging," "5-year forward averaging" or, if you qualify, "capital gains" method of taxation.

         WHENEVER YOU RECEIVE A DISTRIBUTION, THE ADMINISTRATOR WILL DELIVER TO YOU A MORE DETAILED EXPLANATION OF THESE OPTIONS. HOWEVER, THE RULES WHICH DETERMINE WHETHER YOU QUALIFY FOR FAVORABLE TAX TREATMENT ARE VERY COMPLEX. YOU SHOULD CONSULT WITH QUALIFIED TAX COUNSEL BEFORE MAKING A CHOICE.

11.      Domestic Relations Order

         As a general rule, your interest in your account, including your "vested interest," may not be alienated. This means that your interest may not be sold, used as collateral for a loan, given away or otherwise transferred. In addition, your creditors may not attach, garnish or otherwise interfere with your account.

         There is an exception, however, to this general rule. The Administrator may be required by law to recognize obligations you incur as a result of court ordered child support or alimony payments. The Administrator must honor a "qualified domestic relations order." A "qualified domestic relations order" is defined as a decree or order issued by a court that obligates you to pay child support or alimony, or otherwise allocates a portion of your assets in the Plan to your spouse, former spouse, child or other dependent. If a qualified domestic relations order is received by the Administrator, all or a portion of your benefits may be used to satisfy the obligation. The Administrator will determine the validity of any domestic relations order received.

12.      Pension Benefit Guaranty Corporation

         Benefits provided by your Plan are NOT insured by the Pension Benefit Guaranty Corporation (PBGC) under Title IV of the Employee Retirement Income
Security Act of 1974 because the insurance provisions under ERISA are not applicable to your Plan.

                                       VI
                              YEAR OF SERVICE RULES

1.       Year of Service and Hour of Service

         The term "Year of Service" is used throughout this Summary Plan Description and throughout your Plan. A Year of Service for eligibility purposes is defined as follows:

         You will have completed a Year of Service if, at the end of your first twelve consecutive months of employment with your Employer, you have been credited with 1000 Hours of Service.

         If you have not been credited with 1000 Hours of Service by the end of your first twelve consecutive months of employment, you will have completed a Year of Service at the end of any following Plan Year during which you were credited with 1000 Hours of Service.

         You will have completed a Year of Service for purposes of sharing in Employer contributions if you are credited with 1000 Hours of Service during a Plan Year.

         Also, for the purposes of the Plan, your Years of Service with an affiliated company shall be included.

         For purposes of determining whether you have completed a Year of Service where the computation period is based upon a short Plan Year, your Administrator will notify you of the number of the Hours of Service that are required and the method of calculating a Year of Service.

         An "Hour of Service" has a special meaning for Plan purposes. You will be credited with an Hour of Service for:

         (a) each hour for which you are directly or indirectly compensated by your Employer for the performance of duties during the Plan Year;

         (b) each hour for which you are directly or indirectly compensated by your Employer for reasons other than performance of duties (such as vacation, holidays, sickness, disability, lay-off, military duty, jury duty or leave of absence during the Plan Year); and

         (c) each hour for back pay awarded or agreed to by your Employer.

         You will not be credited for the same Hours of Service both under (a) or (b), as the case may be, and under (c).

2.       1-Year Break in Service

         A 1-Year Break in Service is a computation period during which you have not completed more than 500 Hours of Service with your Employer.

         A 1-Year Break in Service does NOT occur, however, in the computation period in which you enter or leave the Plan for reasons of:

         (a)  an authorized leave of absence;

         (b)  certain maternity or paternity absences.

         The Administrator will be required to credit you with Hours of Service for a maternity or paternity absence. These are absences taken on account of pregnancy, birth, or adoption of your child. No more than 501 Hours of Service shall be credited for this purpose and these Hours of Service shall be credited solely to avoid your incurring a 1-Year Break in Service. The Administrator may require you to furnish proof that your absence qualifies as a maternity or paternity absence.

                                       VII
                          YOUR PLAN'S "TOP HEAVY RULES"

1.       Explanation of "Top Heavy Rules"

         A 401(k) Profit Sharing Plan that primarily benefits "key employees" is called a "top heavy plan." Key employees are certain owners or officers of your Employer. A Plan is a "top heavy plan" when more than 60% of the contributions or benefits have been allocated to key employees.

         Each year, the Administrator is responsible for determining whether your Plan is a "top heavy plan."

         If your Plan becomes top heavy in any Plan Year, then non-key and key employees will be entitled to certain "top heavy minimum benefits," and other special rules will apply. Among these top heavy rules are the following:

         (a) Your Employer may be required to make a contribution equal to 3% of your compensation to your account;

         (b) If you are a participant in more than one plan, you may not be entitled to minimum benefits under both plans.

                                      VIII
                                      LOANS

         You may apply to the Administrator for a loan from the Plan. Your application must be in writing on forms which the Administrator will provide to you. The Administrator may also request that you provide additional information, such as financial statements, tax returns and credit reports. After considering your application, the Administrator may, in its discretion, determine that you qualify for the loan. The Administrator will inform the Trustee that you qualify. The Trustee may then review the Administrator's determination and make a loan to you if it is a prudent investment for the Plan.

1.       Loan Requirements

         There are various rules and requirements that apply for any loan. These rules are outlined in this section. In addition, your Employer has established a written loan program which explains these requirements in more detail. You can request a copy of the loan program from the Administrator. Generally, the rules for loans include the following:

         (a) Loans must be made available to all participants and their beneficiaries on a uniform and non-discriminatory basis.

         (b) All loans must be adequately secured. You may use up to one-half (1/2) of your vested account balance under the Plan as security for the loan. If more security is required, your principal residence may be used, if permitted by State law. The Plan requires that repayments on the loan obligation be by payroll deduction.

         (c) All loans must bear a reasonable rate of interest. The interest rate must be one a bank or other professional lender would charge for making a loan in a similar circumstance.

         (d) All loans must have a definite repayment period which provides for payments to be made not less frequently than quarterly, and for the loan to be amortized on a level basis over a reasonable period of time, not to exceed five (5) years. However, if you use the loan to acquire your principal residence, you may repay the loan over a reasonable period of time that may be longer than five (5) years.

         (e) All loans will be considered a directed investment from your account under the Plan. All payments of principal and interest by you on a loan shall be credited to your account.

         (f) The amount the Plan may loan to you is limited by rules under the Internal Revenue Code. All loans, when added to the outstanding balance of all other loans from the Plan, will be limited to the lesser of:

                  (1) $50,000 reduced by the excess, if any, of your highest outstanding balance of loans from the Plan during the one-year period prior to the date of the loan over your current outstanding balance of loans; or

                  (2) 1/2 of your vested account balance.

         The minimum loan amount is $1,000.

         (g) Your spouse must consent to any loan before it can be made if you use your vested interest as security for the loan. This rule only applies if the vested interest used as security exceeds $5,000.

         (h) Loans will only be granted if you incur a financial hardship or have a specified financial need. For this purpose, if you or a member of your immediate family incur significant health expenses or a loss of income due to illness, disability or death, you may apply for a loan. Your Employer may also grant loans to help you establish your principal residence or to pay for a college education, including graduate studies, for you or your dependents.

         (i) If you fail to make payments when they are due under the loan, you will be considered to be "in default." The Trustee would then have authority to take all reasonable actions to collect the balance owing on the loan. This could include filing a lawsuit or foreclosing on the security for the loan. Under certain circumstances, a loan that is in default may be considered a distribution from the Plan, and could result in taxable income to you. In any event, your failure to repay a loan will reduce the benefit you would otherwise be entitled to from the Plan.

                                       IX
                    CLAIMS BY PARTICIPANTS AND BENEFICIARIES

         Benefits will be paid to participants and their beneficiaries without the necessity of formal claims. You or your beneficiaries, however, may make a request for any Plan benefits to which you may be entitled. Any such request must be made in writing, and it should be made to the Administrator. (See the Article in this Summary entitled "GENERAL INFORMATION ABOUT YOUR PLAN.")

         Your request for Plan benefits shall be considered a claim for Plan benefits, and it will be subject to a full and fair review. If your claim is wholly or partially denied, the Administrator will furnish you with a written notice of this denial. This written notice must be provided to you within a reasonable period of time (generally 90 days) after the receipt of your claim by the Administrator. The written notice must contain the following information:

         (a)  the specific reason or reasons for the denial;

         (b) specific reference to those Plan provisions on which the denial is based;

         (c) a description of any additional information or material necessary to correct your claim and an explanation of why such material or information is necessary; and

         (d) appropriate information as to the steps to be taken if you or your beneficiary wishes to submit your claim for review.

         If notice of the denial of a claim is not furnished to you in accordance with the above within a reasonable period of time, your claim will be deemed denied. You will then be permitted to proceed to the review stage described in the following paragraphs.

         If your claim has been denied, and you wish to submit your claim for review, you must follow the Claims Review Procedure.

1.       The Claims Review Procedure

         (a) Upon the denial of your claim for benefits, you may file your claim for review, in writing, with the Administrator.

         (b) YOU MUST FILE THE CLAIM FOR REVIEW NO LATER THAN 60 DAYS AFTER YOU HAVE RECEIVED WRITTEN NOTIFICATION OF THE DENIAL OF YOUR CLAIM FOR BENEFITS, OR IF NO WRITTEN DENIAL OF YOUR CLAIM

         WAS PROVIDED, NO LATER THAN 60 DAYS AFTER THE DEEMED DENIAL OF YOUR CLAIM.

         (c) You may review all pertinent documents relating to the denial of your claim and submit any issues and comments, in writing, to the Administrator.

         (d) Your claim for review must be given a full and fair review. If your claim is denied, the Administrator must provide you with written notice of this denial within 60 days after the Administrator's receipt of your written claim for review. There may be times when this 60 day period may be extended. This extension may only be made, however, where there are special circumstances which are communicated to you in writing within the 60 day period. If there is an extension, a decision shall be made as soon as possible, but not later than 120 days after receipt by the Administrator of your claim for review.

         (e) The Administrator's decision on your claim for review will be communicated to you in writing and will include specific references to the pertinent Plan provisions on which the decision was based.

         (f) If the Administrator's decision on review is not furnished to you within the time limitations described above, your claim will be deemed denied on review.

         (g) If benefits are provided or administered by an insurance company, insurance service, or other similar organization which is subject to regulation under the insurance laws, the claims procedure relating to these benefits may provide for review. If so, that company, service, or organization will be the entity to which claims are addressed. If you have any questions regarding the proper person or entity to address claims, you should ask the Administrator.

                                        X
                            STATEMENT OF ERISA RIGHTS

1.       Explanation of Your ERISA Rights

         As a participant in this Plan you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974, also called ERISA. ERISA provides that all Plan participants are entitled to:

         (a)  examine, without charge, all Plan documents, including:

              (1)      insurance contracts;

              (2)      collective bargaining agreements; and

                  (3) copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports and Plan descriptions.

         This examination may take place at the Administrator's office and at other specified employment locations of the Employer. (See the Article in this Summary entitled "GENERAL INFORMATION ABOUT YOUR PLAN");

                  (b) obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies;

                  (c) receive a summary of the Plan's annual  financial  report.
                  The   Administrator   is  required  by  law  to  furnish  each
                  participant with a copy of this summary annual report;

                  (d) obtain a statement telling you whether you have a right to receive a retirement benefit at Normal Retirement Age and, if so, what your benefits would be at Normal Retirement Age if you stop working under the Plan now. If you do not have a right to a retirement benefit, the statement will tell you how many years you have to work to get a right to a retirement benefit. THIS STATEMENT MUST BE REQUESTED IN WRITING AND IS NOT REQUIRED TO BE GIVEN MORE THAN ONCE A YEAR. The Plan must provide the statement free of charge.

         In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a pension benefit or exercising your rights under ERISA.

         If your claim for a retirement benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Administrator review and reconsider your claim. (See the Article in this Summary entitled "CLAIMS BY PARTICIPANTS AND BENEFICIARIES.")

         Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Administrator to provide the materials and pay you up to $100.00 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator.

         If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court.

         If the Plan's fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees if, for example, it finds your claim is frivolous.

         If you have any questions  about this  statement,  or about your rights
under  ERISA,   you  should   contact  the  nearest  Area  Office  of  the  U.S.
Labor-Management Services Administration, Department of Labor.

                                       XI
                     AMENDMENT AND TERMINATION OF YOUR PLAN

1.       Amendment

         Your Employer has the right to amend your Plan at any time. In no event, however, will any amendment:

         (a) authorize or permit any part of the Plan assets to be used for purposes other than the exclusive benefit of participants or their beneficiaries; or

         (b) cause any reduction in the amount credited to your account.

2.       Termination

         Your Employer has the right to terminate the Plan at any time. Upon termination, all amounts credited to your accounts will become 100% vested. A complete discontinuance of contributions by your Employer will constitute a termination.

                                       XII
                                   OTHER ITEMS

1.       No Guarantees of Employment

         Nothing in this Summary Plan Description, the Plan Document or any other representation, form or statement shall be construed, understood or intended to confer any rights upon any Employee or any person for a continuation of employment.

                                                                      Appendix-1

                 SPECIAL TAX NOTICE REGARDING PLAN DISTRIBUTIONS

         This notice contains important information you will need before you decide how to receive your benefits from the First Carnegie Deposit Salary Deferral Plan and Trust (the "Plan").

                                     SUMMARY

         A payment from the Plan that is eligible for "rollover" can be taken in two ways. You can have all or any portion of your payment either 1) PAID IN A "DIRECT ROLLOVER" or 2) PAID TO YOU. A rollover is a payment of your Plan benefits to your individual retirement arrangement (IRA) or to another tax-qualified plan. This choice will affect the federal tax you owe.

         If you choose a DIRECT ROLLOVER

         * Your payment will not be taxed in the current year and no income tax will be withheld.

         * Your payment will be made directly to your IRA or, if you choose, to another employer plan that accepts your rollover.

         * Your payment will be taxed later when you take it out of the IRA or the employer plan.

         If you choose to have your Plan benefit PAID TO YOU

         * You will receive only 80% of the payment, because the plan administrator is required to withhold 20% of the payment and send it to the IRS as income tax withholding to be credited against your taxes.

         * Your payment will be taxed in the current year unless you roll it over. You may be able to use special tax rules that could reduce the tax you owe. However, if you receive the payment before age 59 1/2, you also may have to pay an additional 10% tax.

         * You can roll over the payment by paying it to your IRA or to another employer plan that accepts your rollover within 60 days of receiving the payment. The amount rolled over will not be taxed until you take it out of the IRA or employer plan.

         * If you want to roll over 100% of the payment to an IRA or an employer plan, you must find other money to replace the 20% that was withheld. If you roll over only the 80% that you received, you will be taxed on the 20% that was withheld and that is not rolled over.

I.       PAYMENTS THAT CAN AND CANNOT BE ROLLED OVER

         Payments from the Plan may be "eligible rollover distributions." This means that they can be rolled over to an IRA or to another employer plan that accepts rollovers. Your Plan Administrator should be able to tell you what portion of your payment is an eligible rollover distribution. The following types of payments cannot be rolled over:

         Non-taxable Payments. In general, only the "taxable portion" of your payment is an eligible rollover distribution. If you have made "after-tax" employee contributions to the Plan, these contributions will be non-taxable when they are paid to you, and they cannot be rolled over. (After-tax employee contributions you made from your own pay that were already taxed).

         Payments Spread Over Long Periods. You cannot roll over a payment if it is part of a series of equal (or almost equal) payments that are made at least once a year and that will last for

         *        your lifetime (or your life expectancy), or

         *        your  lifetime  and  your  beneficiary's   lifetime  (or  life
                  expectancies), or

         *        a period of ten years or more.

         Required Minimum Payments. Beginning in the year you reach age 70 1/2, a certain portion of your payment cannot be rolled over because it is a "required minimum payment" that must be paid to you.

II.      DIRECT ROLLOVER

         You can choose a direct rollover of all or any portion of your payment that is an "eligible rollover distribution" as described above. In a direct rollover, the eligible rollover distribution is paid directly from the Plan to an IRA or another employer plan that accepts rollovers. If you choose a direct rollover, you are not taxed on a payment until you later take it out of the IRA or the employer plan.

         Direct Rollover to an IRA. You can open an IRA to receive the direct rollover. (The term "IRA", as used in this notice, includes individual retirement accounts and individual retirement annuities.) If you choose to have your payment made directly to an IRA, contact an IRA sponsor (usually a financial institution) to find out how to have your payment made in a direct rollover to an IRA at that institution. If you are unsure of how to invest your money, you can temporarily establish an IRA to receive the payment. However, in choosing an IRA, you may wish to consider whether the IRA you choose will allow you to move all or part of your payment to another IRA at a later date, without penalties or other limitations. See IRS Publication 590, Individual Retirement Arrangements, for more information on IRA's (including limits on how often you can roll over between IRAs).

         Direct Rollover to a Plan. If you are employed by a new employer that has a plan, and you want a direct rollover to that plan, ask the administrator of that plan whether it will accept your rollover. An employer plan is not legally required to accept a rollover. If your new employer's plan does not accept a rollover, you can choose a direct rollover to an IRA.

         Direct Rollover of a Series of Payments. If you receive eligible rollover distributions that are paid in a series for less than ten years, your choice to make or not make a direct rollover for a payment will apply to all later payments in the series until you change your election. You are free to change your election for any later payment in the series.

III.     PAYMENT PAID TO YOU

         If you have the payment made to you, it is subject to 20% income tax withholding. The payment is taxed in the year you receive it unless, within 60 days, you roll it over to an IRA or another plan that accepts rollovers. If you do not roll it over, special tax rules may apply.

         Income tax withholding:

         Mandatory withholding. If any portion of the payment to you is an eligible rollover distribution, the Plan is required by law to withhold 20% of that amount. This amount is sent to the IRS as income tax withholding. For example, if your eligible rollover distribution is $10,000, only $8,000 will be paid to you because the Plan must withhold $2,000 as income tax. However, when you prepare your income tax return for the year, you will report the full $10,000 as a payment from the Plan. You will report the $2,000 as tax withheld, and it will be credited against any income tax you owe for the year.

         Voluntary Withholding. If any portion of your payment is not an eligible roll over distribution, but is taxable, the mandatory withholding rules described above do not apply. In this case, you may elect not to have withholding apply to that portion. To elect out of withholding, ask the Plan administrator for the election form and related information.

         Sixty-Day Rollover Option. If you have an eligible rollover distribution paid to you, you can still decide to roll over all or part of it to an IRA or another employer plan that accepts rollovers. If you decide to roll over, you must make the rollover within 60 days after you receive the payment. The portion of your payment that is rolled over will not be taxed until you take it out of the IRA or the employer plan.

         You can roll over up to 100% of the eligible rollover distribution, including an amount equal to the 20% that was withheld. If you choose to roll over 100%, you must find other money within the 60 day period to contribute to the IRA or the employer plan to replace the 20% that was withheld. On the other hand, if you roll over only the 80% that you received, you will be taxed on the 20% that was withheld.

         Example. Your eligible rollover distribution is $10,000, and you choose to have it paid to you. You will receive $8,000, and $2,000 will be sent to the IRS as income tax withholding. Within 60 days after receiving the $8,000, you may roll over the entire $10,000 to an IRA or employer plan. To do this, you roll over the $8,000 you received from the Plan and you will have to find $2,000 from other sources (your savings, a loan, etc.). In this case the entire $10,000 is not taxed until you take it out of the IRA or employer plan. If you roll over the entire $10,000, when you file your income tax return you may get a refund of the $2,000 withheld.

         If, on the other hand, you roll over only $8,000, the $2,000 you did not roll over is taxed in the year it was withheld. When you file your income tax return you may get a refund of part of the $2,000 withheld. (However, any refund is likely to be larger if you roll over the entire $10,000).

         Additional 10% Tax if You Are Under Age 59 1/2. If you receive a payment before you reach age 59 1/2 and you do not roll it over, then, in addition to the regular income tax, you may have to pay an extra tax equal to 10% of the taxable portion of the payment. The additional 10% tax does not apply to your payment if it is (1) paid to you because you separate from service with your employer during or after the year you reach age 55, (2) paid because you retire due to disability, (3) paid to you as equal (or almost equal) payments over your life or life expectancy (or you and your beneficiary's lives or life expectancies, or (4) used to pay certain medical expenses. See IRS Form 5329 for more information on the additional 10% tax.

         Special Tax Treatment. If your eligible rollover distribution is not rolled over, it will be taxed in the year you receive it. However, if it qualifies as a "lump sum distribution", it may be eligible for special tax treatments. A lump sum distribution is a payment, within one year, of your entire balance under the Plan (and certain other similar plans of the employer) that is payable to you because you have reached the age 59-1/2 or have separated from service with your employer (or, in the case of self-employed individuals, because you have reached age 59 1/2 or have become disabled). For a payment to qualify as a lump sum distribution, you must have been a Participant in the Plan for at least 5 years. The special tax treatment for lump sum distributions is described below.

         Five-Year Averaging. If you receive a lump sum distribution after you are age 59 1/2, you may be able to make a one-time election to figure the tax on the payment by using "5 year averaging". Five-year averaging often reduces the tax you owe because it treats the payment much as if it were paid over five years.

         Ten-Year Averaging If You Were Born Before January 1, 1936. If you receive a lump sum distribution and you were born before January 1, 1936, you can make a one-time election to figure the tax on the payment by using "10-year averaging" (using 1986 tax rates) instead of 5-year averaging (using current tax rates). Like the 5-year averaging rules, 10-year averaging often reduces the taxes you owe.

         Capital Gain Treatment If You Were Born Before January 1, 1936. In addition, if you receive a lump sum distribution and you were born before January 1, 1936, you may elect to have the part of your payment that is attributable to your pre-1974 participation in the Plan (if any) taxed as long-term capital gain at a rate of 20%.

         There are other limits on the special tax treatment for lump sum distributions. For example, you can generally elect this special tax treatment only once in your lifetime, and the election applies to all lump sum distributions that you receive in that same year. If you have previously rolled over a payment from the Plan (or certain other similar plans of the employer), you cannot use this special tax treatment for later payments from the Plan. If you roll over your payment to an IRA, you will not be able to use this special tax treatment for later payments from the IRA. Also, if you roll over only a portion of your payment to an IRA, this special tax treatment is not available for the rest of the payment. Additional restrictions are described in IRS Form 4972, which has more information on lump sum distributions and how you elect the special tax treatment.

IV.      SURVIVING SPOUSES, ALTERNATE PAYEES, AND OTHER BENEFICIARIES

         In general, the rules summarized above that apply to payments to employees also apply to payments to surviving spouses of employees and to spouses or former spouses who are "alternate payees". You are an alternate payee if your interest in the Plan results from a "qualified domestic relations order", which is an order issued by a court, usually in connection with a divorce or legal separation. Some of the rules summarized above also apply to a deceased employee's beneficiary who is not a spouse. However, there are some exceptions for payments to surviving spouses, alternate payees, and other beneficiaries that should be mentioned.

         If you are a surviving spouse, you may choose to have an eligible rollover distribution paid in a direct rollover to an IRA or paid to you. If you have the payment paid to you, you can keep it or roll it over yourself to an IRA but you cannot roll it over to an employer plan. If you have an alternate payee, you have the same choices as the employee. Thus you can have the payment paid as a direct rollover or paid to you. If you have it paid to you, you can keep it or roll it over yourself to an IRA or to another employer plan that accepts rollovers. If you are a beneficiary other than the surviving spouse, you cannot choose a direct rollover, and you cannot roll over the payment yourself.

         If you are a surviving spouse, an alternate payee, or another beneficiary, you may be able to use the special tax treatment for lump sum distributions. If you receive a payment because of the employee's death, you may be able to treat the payment as a lump sum distribution if the employee met the appropriate age requirements, whether or not the employee had 5 years of participation in the Plan.

HOW TO OBTAIN ADDITIONAL INFORMATION

         This notice summarizes only the federal (not state or local) tax rules that might apply to your payment. The rules described above are complex and contain many conditions and exceptions that are not included in this notice. THEREFORE, YOU SHOULD CONSULT WITH A PROFESSIONAL TAX ADVISOR BEFORE YOU TAKE A PAYMENT OF YOUR BENEFITS FROM THE PLAN. Also, you can find more specific information on the tax treatment of payments from qualified retirement plans in IRS Publication 575, Pension and Annuity Income, and IRS Publication 590, Individual Retirement Arrangements. These publications are available from your local IRS office or by calling 1-800-TAX-FORMS.

                                                                      Appendix-2
                                                                      ----------

--------------------------------------------------------------------------------
                             FIRST CARNEGIE DEPOSIT
                         SALARY DEFERRAL PLAN AND TRUST


Beneficiary Form                                  / / New       / / Change
----------------
________________________________________________________________________________
Name (last, first, middle initial)              Social Security Number

________________________________________________________________________________
Address

_____________________________      __________________       ____________________
Eligibility                        Date of Hire             Date of Birth

A. BENEFICIARY DESIGNATIONS

At my death, I direct that my Plan accounts be paid to my primary beneficiary or beneficiaries. If none of my primary beneficiaries are living, please pay my accounts to my secondary beneficiary.

______________________________________       ___________________________________
Primary Beneficiary                          Relationship

________________________________________________________________________________
Address

______________________________________       ___________________________________
Secondary Beneficiary                        Relationship

________________________________________________________________________________
Address

Marital Status:        / / Married      / / Single

I understand that if I am married, my beneficiary must be my spouse unless my spouse consents in writing, as witnessed by a notary public, to the designation of another beneficiary.

Spousal Consent

I consent to my spouse's designation of the above-named beneficiary.

Spouse's Signature _____________________    Notary Public ______________________

Date ___________________________________    Date _______________________________

B. EMPLOYEE AUTHORIZATION

I have read and understand the Plan information provided to me. I understand that the beneficiary elections made above will remain in effect until I file a Change Form.

Employee Signature _____________________    Date _______________________________

********************************************************************************

Plan Administrator

Date Received: _________________ Effective Date:_______________  Initials ______

                                                                      Appendix-3
                                                                      ----------

--------------------------------------------------------------------------------
                             FIRST CARNEGIE DEPOSIT
                         SALARY DEFERRAL PLAN AND TRUST
                            DISBURSEMENT APPLICATION

________________________________________________________________________________
Employee Name

________________________________________________________________________________
Address

________________________________________________________________________________
City, State, and Zip Code

________________________________________________________________________________
Social Security Number

         Reason for disbursement

         _____ TERMINATION OF EMPLOYMENT

         _____ DEATH (Attach beneficiary form to original, if available)

         _____ TOTAL DISABILITY

         _____ RETIREMENT

         _____ ATTAINMENT OF AGE 59 1/2

________________________________________________________________________________
         Subject to the discretion of the Plan Committee, I elect to receive my distribution from the Salary Deferral Plan and Trust:

         _____ DIRECTLY TO ME AT THE ADDRESS NOTED ABOVE (PLEASE NOTE THAT SUCH AMOUNTS ARE SUBJECT TO A MANDATORY 20% TAX WITHHOLDING AS NOTED IN THE TAX NOTICE CONTAINED AT APPENDIX-I.)

         _____ PLEASE TRANSFER THESE ASSETS DIRECTLY TO THE TRUSTEE OF THE PENSION PLAN OR INDIVIDUAL RETIREMENT ACCOUNT ("IRA") NOTED ON THE ATTACHED FORM. (NO TAX WITHHOLDING WILL BE REQUIRED. PLEASE OBTAIN AN APPROPRIATE TRANSFER FORM FROM THE TRUSTEE OF YOUR OTHER PENSION PLAN OR IRA.)

The undersigned hereby acknowledges that I have been advised that I have a right to a period of at least 30 days after receiving the attached "SPECIAL TAX NOTICE REGARDING PLAN DISTRIBUTIONS" to consider the decision of whether to elect or not elect a distribution from the Plan and the form of such distribution. I hereby elect to receive such distribution as soon as administratively feasible as detailed in this Disbursement Application, and I hereby waive such 30 day election period prior to receiving such distribution.

________________________________________________________________________________

________________________________________________________________________________
Employee Signature                                 Date

________________________________________________________________________________
Plan Committee Approval                            Date